                                                                      EXHIBIT 11

            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings

                                                                                          Three Months Ended    Nine Months Ended
                                                                                           September 30 1996    September 30 1996
                                                                                          ------------------    ------------------
A.CALCULATION OF ADJUSTED EARNINGS
  Net Income After Tax                                                                        $7,167,000          $15,874,000

                                                                    Total Number   Average Number    Stock Option      Shares Used
                                                    Number of    of Shares after        of Shares      Equivalent     To Calculate
                                                         Days           Weighing      Outstanding          Shares              EPS
                                                    ---------    ---------------   --------------    ------------     ------------
B.CALCULATION OF AVERAGE SHARES OUTSTANDING

  Common Stock Outstanding from time-to-time during:
   Three Months Ended September 30, 1996                 92       2,889,117,512      31,403,451         714,668         32,118,119
   Nine Months Ended September 30, 1996                 274       8,431,937,537      30,773,495         714,668         31,488,163

C.CALCULATION OF EARNINGS PER SHARE

  Income Per Share =     Net Income After Tax
                         ------------------------
                         Total Shares Outstanding

  Income Per Share =

   Three Months Ended September 30, 1996                     7,167,000         =       $0.22
                                                        --------------
                                                            32,118,119

   Nine Months Ended September 30, 1996                     15,874,000         =       $0.50
                                                        --------------
                                                            31,488,163


            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings

                                                                                          Three Months Ended    Nine Months Ended
                                                                                           September 30 1995    September 30 1995
                                                                                          ------------------    ------------------
A.CALCULATION OF ADJUSTED EARNINGS
  Net Income After Tax                                                                        $3,681,000          $11,997,000

                                                                    Total Number   Average Number    Stock Option      Shares Used
                                                    Number of    of Shares after        of Shares      Equivalent     To Calculate
                                                         Days           Weighing      Outstanding          Shares              EPS
                                                    ---------    ---------------   --------------    ------------     ------------
B.CALCULATION OF AVERAGE SHARES OUTSTANDING

  Common Stock Outstanding from time-to-time during:
   Three Months Ended September 30, 1995                 92       2,794,794,140      30,378,197         262,238         30,640,435
   Nine Months Ended September 30, 1995                 273       8,640,095,493      31,648,701         262,238         31,910,939

C.CALCULATION OF EARNINGS PER SHARE

  Income Per Share =     Net Income After Tax
                         ------------------------
                         Total Shares Outstanding

  Income Per Share =

   Three Months Ended September 30, 1995                     3,681,000         =         $0.12
                                                        --------------
                                                            30,640,435

   Nine Months Ended September 30, 1995                     11,997,000         =         $0.38
                                                        --------------
                                                            31,910,939
